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           AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

     This Amendment No. 1 to the Stock Purchase Agreement, dated November 26, 1996 (the "Stock Purchase Agreement"), by and among IMCO Recycling Inc., a Delaware corporation ("Purchaser"), IMSAMET, Inc., a Delaware corporation ("IMSAMET"), and EnviroSource, Inc., a Delaware corporation ("Seller"), is made by and among Purchaser, IMSAMET and Seller as of the 21st day of January, 1997. Capitalized terms used but not defined herein have the meanings ascribed to them in the Stock Purchase Agreement.

                       W I T N E S S E T H
                       -------------------

     WHEREAS, Purchaser, IMSAMET and Seller have entered into the Stock Purchase Agreement;

     WHEREAS, the closing of the transactions contemplated by the Stock Purchase Agreement will occur today, January 21, 1997 (the
"Closing Date");

     WHEREAS, the parties to the Stock Purchase Agreement desire to make the purchase and sale of the Shares contemplated by the Stock Purchase Agreement effective as of January 1, 1997;

     WHEREAS, Seller is willing to indemnify Purchaser against certain liabilities under the Multiemployer Pension Plan
Amendments of 1980 ("MPPAA");

     WHEREAS, the parties to the Stock Purchase Agreement wish to amend certain environmental-related provisions of the Stock
Purchase Agreement; and

     WHEREAS, the parties to the Stock Purchase Agreement wish to memorialize certain agreements and arrangements among them in connection with the conditions set forth in Section 5.01(c) and 5.02(c) of the Stock Purchase Agreement and certain tax-related elections;

     NOW, THEREFORE, Purchaser, IMSAMET and Seller hereby agree as follows:

              A. EFFECTIVE DATE OF PURCHASE AND SALE
                 -----------------------------------

     1. The purchase and sale of the Shares contemplated by the Stock Purchase Agreement shall be effective as of January 1, 1997 and Purchaser shall be entitled to all profits and losses of IMSAMET on and after January 1, 1997.

     2. The definition in Article I of the Stock Purchase Agreement "Closing Balance Sheet" is hereby amended by deleting from the first sentence thereof the terms "the day before the Closing Date" and inserting in lieu thereof the terms "December 31, 1996".

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     3.   In addition to the Adjustment of the Purchase Price
          pursuant to Section 2.02 of the Stock Purchase
          Agreement, there shall be the following further adjustment:

               (a)  To the extent that any payment or
               distribution of cash is made by IMSAMET to Seller or any subsidiary of Seller other than the Companies or SALTS during the period commencing on January 1, 1997 and ending on the Closing Date (the "Interim Period"), the Purchase Price shall be reduced by such amount.

               (b)  To the extent that any payment or
               distribution of cash is made by Seller or any subsidiary of Seller other than the Companies or SALTS to IMSAMET during the Interim Period, the Purchase Price shall be increased by such amount.

          Such an addition or subtraction from the Purchase Price shall be made a part of the Closing Adjustment procedure contemplated by Section 2.02 of the Stock
          Purchase Agreement.

                     B. MPPAA INDEMNIFICATION
                        ---------------------

     4. Article I of the Stock Purchase Agreement is hereby amended by adding the following definition (in the appropriate alphabetical position):

               "'MPPAA Claims' means any and all Losses directly
                 -------------
               or indirectly incurred, suffered, sustained or required to be paid by, or sought to be imposed upon Purchaser, including Purchaser's share of Losses incurred, suffered, sustained or required to be paid by, or sought to be imposed upon any of Purchaser's Indemnified Persons, resulting from, relating to or arising out of claims based on liabilities under the Multiemployer Pension Plan Amendments of 1980 of P-I-E Nationwide, Inc. (a former subsidiary of a corporation acquired by Seller)."

     5. Section 7.01(a) of the Stock Purchase Agreement is hereby amended by: (i) deleting the word "and" at the end of Section 7.01(a)(5), (ii) deleting the period and adding ", and" at the end of Section 7.01(a)(6), (iii) adding the following new clause (7) at the end of
          Section 7.01(a):

               "(7) any MPPAA Claims."

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     6.   Section 7.01(b)(3) is hereby amended by deleting it in
          its entirety and by replacing it with the following:

               "(3) 'NON-ENVIRONMENTAL CLAIMS' means claims for
                    --------------------------
               indemnification under: (i) clause (1) of Section 7.01(a), except to the extent that such claims relate to breaches of Section 3.01(k), (ii) clause
               (2) of Section 7.01(a), and (iii) clause (7) of
               Section 7.01(a). Non-Environmental Claims shall not be payable in any event with respect to Losses directly or indirectly incurred by Purchaser that do not exceed in the aggregate (x) $500,000 less
               (y) one-half of the Initial Environmental
               Liability."

     7. Section 7.01(b)(5) is hereby amended by deleting it in its entirety and by replacing it with the following:

               "(5) (A) Seller's liability for claims under this
               Section 7.01 (except to the extent that such claims relate to breaches of Section 3.01(o) and 3.01(p) hereof) shall not exceed $17,500,000 (as adjusted pursuant to Section 5.01(m)), (B) Seller's liability for claims under this Section
               7.01 relating to breaches of Section 3.01(o) and 3.01(p) hereof shall not exceed the Purchase Price (as adjusted pursuant to Section 2.02), and (C) Seller's liability for claims under this Section
               7.01 relating to MPPAA Claims shall not exceed the Purchase Price (as adjusted pursuant to Section 2.02); provided, however, that in no event shall Seller's liability for claims (of any description) under this Section 7.01 exceed the Purchase Price (as adjusted pursuant to Section 2.02)."

     8. Section 7.05(b) is hereby amended by deleting the penultimate sentence thereof in its entirety and replacing it with the following:

               "All other covenants and agreements contained in or made pursuant to this Agreement (including
               Section 7.01 and 7.02) shall survive the Closing for so long as any claim may be made in respect of such matters under any applicable statute of limitations, except that (i) Sections 7.01(a)(4) and (5) shall survive the Closing until (but excluding) the tenth anniversary of the Closing Date (subject to Section 7.01(b)(4) hereof) and
               (ii) Section 7.01(a)(7) shall survive the Closing until (but excluding) the sixth anniversary of the Closing Date."


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     9.   The Seller agrees that, in connection with any release
          of the Seller and/or any of its subsidiaries by any multi-employer plan (or any trustee or union sponsor thereof) from any actual or potential claims based on liabilities under MPPAA of P-I-E Nationwide, Inc., it will use its best efforts to include the Companies (without naming them specifically in such release).

                  E. SECTION 338(H)(10) ELECTION
                  ------------------------------

     10. From and after the date hereof, the Purchaser and the Seller will negotiate in good faith in order to reach a mutually acceptable agreement or arrangement as to whether or not the Purchaser and/or the Seller (as appropriate) shall make an election contemplated by
          Section 338(h)(10) of the Code in connection with the Purchase and Sale.

               F. ENVIRONMENTAL-RELATED AMENDMENTS
               -----------------------------------

     11. The last sentence of Section 3.01(k) of the Stock Purchase Agreement is hereby amended by adding thereto, immediately after the terms "breaches of this Section 3.01(k)" and immediately before the comma (",") that appears immediately thereafter, the following:
          "(disregarding for the purpose of this definition only, all the terms appearing after the comma in the first sentence of this Section 3.01(k))".

                 E. SHAPIRO SETTLEMENT AGREEMENT
                 -------------------------------

     11. The Seller and the Purchaser hereby acknowledge that the Agreement, dated January 16, 1997 by and among Aron Shapiro, Judy Shapiro, Magna Aluminum Refining Inc., the Seller and the Purchaser serves to settle the matter disclosed on (updated) Schedule 3.01(g) of the Disclosure Schedule. As a result of the foregoing (as well as other relevant facts and circumstances), the Purchaser acknowledges that Section 5.01(c) of the

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          Stock Purchase Agreement is satisfied and the Seller
          acknowledges that Section 5.02(c) of the Stock Purchase
          Agreement is satisfied.



     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Stock Purchase Agreement as of January 21,
1997.
                                   ENVIROSOURCE, INC.


                                   By:  /s/George E. Fuehrer
                                        --------------------
                                        Name:  George E. Fuehrer
                                        Title: Senior Vice President -
                                               Planning


                                   IMSAMET, INC.


                                   By:  /s/George E. Fuehrer
                                        --------------------
                                        Name:  George E. Fuehrer
                                        Title: President


                                   IMCO RECYCLING INC.


                                   By:  /s/Frank H. Romanelli
                                        ---------------------
                                        Name:  Frank H. Romanelli
                                        Title: President & Chief
                                                Executive Officer